Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact for SFX

DKC Public Relations

Ed Tagliaferri 212 981 5182

edmund_tagliaferri@dkcnews.com

SFX ENTERTAINMENT STATEMENT REGARDING LAWSUIT

NEW YORK — (February 5, 2014) — SFX Entertainment, Inc. (NASDAQ: SFXE), today issued the following statement regarding Paolo Moreno, et al, vs. SFX Entertainment, et al:

“We will have no comment, other than to say we will vigorously defend this baseless lawsuit.”

About SFX Entertainment

SFX Entertainment, Inc. is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals.  SFX’s mission is to enable EMC by providing fans with the best possible live experiences, music discovery and digital connectivity with our content and the broader EMC community.  SFX was borne out of the technology revolution, as the music industry evolved into DJ- and producer-led creations driven by social and digital consumer media.  SFX produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Nature One, Mayday and Ruhr-in-Love.  SFX also operates Beatport, the principal online resource for EMC DJs and a trusted destination for the growing EMC community to discover and stream music, follow DJs and keep abreast of news, information and events, in addition to offering year-round entertainment to EMC fans around the globe through other digital assets.

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